UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 16, 2008
PEDIATRIX MEDICAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Concord Terrace
Sunrise, Florida 33323

(Address of principal executive office)
Registrant’s telephone number, including area code (954) 384-0175
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 16, 2008, Pediatrix Medical Group, Inc. (the “Company”) entered into a Stipulation of Settlement (the “Stipulation”) by and among the Company, certain of the Company’s current and former officers and directors and Jacob Schwartz (the “Plaintiff”). While the Stipulation is subject to the final approval by the United States District Court for the Southern District of Florida (the “Court”), the Stipulation provides for the dismissal of a previously reported derivative lawsuit initiated by the Plaintiff (the “Action”). The Action claims that all or some of the defendant officers and directors, among other things, violated their fiduciary duties to the Company and the federal securities laws and engaged in corporate waste, gross mismanagement, unjust enrichment and constructive fraud with respect to the Company’s awarding of and accounting for stock option grants since at least 1996.
     While the Company has denied, and continues to deny, any liability or wrongdoing with respect to any and all the claims alleged in the Action, or otherwise, the Company considers the dismissal of the Action desirable because, among other things, the Stipulation will eliminate the substantial burden, expense, inconvenience and distraction of litigation.
     In consideration for the full settlement and release of all Released Claims (as defined in the Stipulation), the Stipulation provides for: (i) a standstill agreement that bars and enjoins Plaintiff, until the Court’s entry of an order and final judgment dismissing the Action (as defined in the Stipulation) with prejudice, from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims and (ii) the Company’s agreement to pay to Plaintiff’s counsel attorneys’ fees (including costs and disbursements) in a total amount of $1,500,000. The Company believes that at least a portion of this amount will be covered by insurance.
     In addition the Stipulation recognizes that the Plaintiff’s demand letter preceding the Action was a significant contributing factor in the Company’s decision to implement various remedies more fully described in the Stipulation.
     The foregoing does not constitute a complete summary of the terms of the Stipulation and reference is made to the complete text of the Stipulation which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          10.1—Stipulation of Settlement dated January 16, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.
Date: January 16, 2008	By:	/s/ Karl B. Wagner
		Name:	Karl B. Wagner
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stipulation of Settlement dated January 16, 2008